Exhibit 23.3

[SQUAR MILNER LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-8 of AudioCodes Ltd. pertaining to the AudioCodes Ltd. 2007 U.S. Employee Stock Purchase Plan, of our report dated March 7, 2007, relating to the consolidated financial statements of Nuera Communications, Inc. at December 31, 2006, included in the Annual Report on Form 20-F of AudioCodes Ltd. for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

SQUAR, MILNER, PETERSON, MIRANDA AND WILLIAMSON, LLP

San Diego, California
July 19, 2007